Exhibit 1.2

AMENDMENT NO. 1 TO SALES AGENCY FINANCING AGREEMENT

This Amendment No. 1 dated as of August 13, 2009 (this “Amendment”) to that certain Sales Agency Financing Agreement dated as of August 28, 2008 (the “Original Agreement”), between Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), and BNY Mellon Capital Markets, LLC, a registered broker-dealer organized under the laws of the State of Delaware (“BNYMCM”).

W I T N E S S E T H

WHEREAS, the Company and BNYMCM are parties to the Original Agreement.

WHEREAS, the Company and BNYMCM desire to amend the Original Agreement as hereinafter set forth (as so amended, the “Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of the Effective Date (as defined below), the Original Agreement is hereby amended by deleting the last two sentences of the first paragraph of Section 3.01 and substituting therefor the following:

“The Company may also have filed, or may file with the Commission, (i) a Rule 462(b) registration statement covering the registration of Common Shares, or (ii) any other further registration statements for the purpose of registering additional Common Shares to be sold pursuant to the Agreement. At any particular time, this Rule 462(b) registration statement or such other further registration statement, in the form then on file with the Commission, including (if applicable) the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not been superseded or modified, shall be referred to as the “Additional Registration Statement.” For the avoidance of doubt, the registration statement filed by the Company with the Commission on Form S-3 (File No. 333-160664) shall be deemed to be an Additional Registration Statement for all purposes of this Agreement.”

2.	Effective as of the Effective Date, the Original Agreement is hereby amended by deleting the definition of “Effective Time” and substituting therefor the following:

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or Rule 462(e) under the Securities Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised BNYMCM that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b) or Rule 462(e) under the Securities Act.

3.	Except as otherwise specifically set forth herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

4.	THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

6.	This Amendment shall be effective as of August 3, 2009 (the “Effective Date”).

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

WASHINGTON REAL STATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Name: Laura M. Franklin Title: Executive Vice President – Accounting and Administration

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Daniel C. de Menocal, Jr.
Name: Daniel C. de Menocal, Jr. Title: Managing Director